Exhibit 99.1
Zogenix Provides Corporate Update and Reports Second Quarter 2020 Financial Results
•FINTEPLA® (fenfluramine) in Dravet syndrome is now FDA approved and commercially launched in the U.S.
•More than 230 prescribers have already completed FINTEPLA REMS enrollment and certification
•FDA meeting scheduled in September to discuss planned sNDA for FINTEPLA in Lennox-Gastaut syndrome
•Held productive meetings with FDA to discuss MT1621 development program
EMERYVILLE, Calif. – August 5, 2020 – Zogenix, Inc. (Nasdaq: ZGNX), a global biopharmaceutical company developing and commercializing rare disease therapies, today announced financial results for the three and six months ended June 30, 2020, and provided a corporate update. The Company will host a conference call today, Wednesday, August 5, at 4:30 PM Eastern Time/1:30 PM Pacific Time.
“In June, we were thrilled to receive U.S. Food and Drug Administration (FDA) approval for FINTEPLA® for the treatment of seizures associated with Dravet syndrome,” said Stephen J. Farr, Ph.D., President and CEO of Zogenix. “This was a significant milestone for Zogenix and those in the Dravet community seeking effective new treatment options. Last week, we commenced the commercial launch of FINTEPLA in the United States and are very pleased with our early progress. More than 230 U.S. healthcare providers have successfully completed the FINTEPLA Risk Evaluation and Mitigation Strategy (REMS) certification required to begin prescribing of FINTEPLA.”
“Despite the global pandemic, we have been able to continue advancing projects that will further support our growth as a commercial-stage rare disease company,” continued Dr. Farr. “We recently held positive meetings with the FDA to discuss the remaining development path to support a planned New Drug Application (NDA) submission for MT1621 for the treatment of thymidine kinase 2 deficiency. In addition, a meeting with the FDA has been scheduled in September to discuss next steps for our supplemental NDA (sNDA) for FINTEPLA in Lennox-Gastaut syndrome (LGS), another difficult-to-treat childhood onset epilepsy.”
Corporate Update
•FINTEPLA for the treatment of seizures associated with Dravet syndrome:
◦Received FDA approval on June 25, 2020 and executed initial commercial launch on July 27, 2020
◦Over 230 prescribers have successfully completed REMS certification process to date
◦FINTEPLA Marketing Authorization Application (MAA) is under active review by the European Medicines Agency (EMA) and commercial launch preparations are ongoing in Europe
◦Last patient enrolled in pivotal Phase 3 study in Japan, with top-line data expected in the fourth quarter of this year; anticipate submission of a J-NDA to Japan’s Pharmaceutical and Medical Devices Agency in the first half of 2021
◦Eight U.S. patents (expiring between 2033-2039) added to the Orange Book listing for FINTEPLA
•FINTEPLA for the treatment of seizures associated with LGS:
◦Primary endpoint achieved in Study 1601; patients taking FINTEPLA 0.7 mg/kg/day demonstrated a statistically significant greater reduction in monthly drop seizure frequency compared to placebo (p=0.0012). FINTEPLA was generally well-tolerated; the most common adverse events were decreased appetite, somnolence, fatigue, vomiting, diarrhea, and pyrexia. No cases of valvular heart disease or pulmonary arterial hypertension were observed.
◦Advancing non-clinical carcinogenicity and clinical Phase 1 pharmacokinetic (PK) studies in hepatic and renal impairment to support sNDA submission
◦FDA meeting scheduled in September 2020 to discuss requirements for sNDA submission
•MT1621 for the treatment of thymidine kinase 2 (TK2) deficiency:

◦Recently held positive FDA meetings to discuss development path and required data to support planned NDA submission
◦Company expects availability of all required data by end of 2021, and anticipates the submission of an NDA in first half of 2022
Second Quarter 2020 Financial Results
•The Company recorded $1.0 million in revenue for the second quarter ended June 30, 2020, as a result of its March 2019 collaboration with Nippon Shinyaku Co., Ltd. for FINTEPLA in Dravet syndrome and LGS in Japan. Zogenix recorded $1.1 million in revenue for the corresponding period of 2019.
•Research and development expenses for the second quarter ended June 30, 2020, totaled $34.4 million, up from $27.1 million in the second quarter ended June 30, 2019, as the Company decreased spending in Dravet syndrome and expanded clinical activities in LGS and MT1621.
•Selling, general and administrative expenses for the second quarter ended June 30, 2020, totaled $24.4 million, compared with $15.5 million in the second quarter ended June 30, 2019, as the Company continued investment related to the launch of FINTEPLA for the treatment of Dravet syndrome in the U.S. and prepared for prospective launch in Europe.
•Net loss for the second quarter ended June 30, 2020, was $53.3 million, or a net loss of $0.96 per share, reflective of two offsetting non-cash items related to the approval of FINTEPLA, involving contingent consideration and the deferred tax liability, compared with a net loss of $37.8 million, or a net loss of $0.89 per share, in the second quarter ended June 30, 2019.
Six Months Ended June 30, 2020 Financial Results Compared to Six Months Ended June 30, 2019
•The Company recorded $2.3 million in revenue for the six months ended June 30, 2020, as a result of its March 2019 collaboration with Nippon Shinyaku Co., Ltd. for FINTEPLA in Dravet syndrome and LGS in Japan. Zogenix recorded $1.1 million in revenue for the corresponding period of 2019.
•Research and development expenses for the six months ended June 30, 2020, totaled $67.6 million, up from $51.4 million in the six months ended June 30, 2019, as the Company decreased spending in Dravet syndrome and expanded clinical activities in LGS and MT1621.
•Selling, general and administrative expenses for the six months ended June 30, 2020, totaled $45.7 million, up from $26.4 million in the six months ended June 30, 2019, as the Company continued investment related to the launch of FINTEPLA for the treatment of Dravet syndrome in the U.S. and prepared for prospective launch in Europe.
•Net loss for the six months ended June 30, 2020, was $79.1 million, or a net loss of $1.53 per share, compared with a net loss of $73.0 million, or a net loss of $1.72 per share, in the six months ended June 30, 2019.
•As of June 30, 2020, the Company had $390.2 million in cash, cash equivalents, and marketable securities, compared to $251.2 million at December 31, 2019.

Conference Call

Wednesday, August 5, at 4:30 PM Eastern Time / 1:30 PM Pacific Time
Toll Free: 866-269-4260
International: 323-347-3612
Conference ID: 8881331
Webcast: http://public.viavid.com/index.php?id=141049
About Zogenix
Zogenix is a global biopharmaceutical company committed to developing and commercializing therapies with the potential to transform the lives of patients and their families living with rare diseases. The company’s first rare disease therapy, FINTEPLA® (fenfluramine) oral solution, C-IV has been approved by the U.S. FDA and is under review in Europe for the treatment of seizures associated with Dravet syndrome, a rare, severe childhood onset epilepsy. In addition, the company has two late-stage development programs underway: one for FINTEPLA for the treatment of seizures associated with Lennox-Gastaut syndrome, a rare childhood-onset epilepsy and another for MT1621, an investigational novel substrate enhancement therapy for the treatment of TK2 deficiency, a rare genetic disorder. MT1621 is being developed through Modis Therapeutics, a Zogenix company.
Forward Looking Statements
Zogenix cautions you that statements included in this press release and the conference call that are not a description of historical facts are forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “indicates,” “will,” “intends,” “potential,” “suggests,” “assuming,” “designed,” and similar expressions are intended to identify forward-looking statements. These statements include: FINTEPLA providing a treatment option for patients with Dravet syndrome; Zogenix’s plans to commercialize FINTEPLA; the timing of review by EMA with respect to the MAA for FINTEPLA for the treatment of patients with Dravet syndrome; Zogenix’s plans to finalize the studies and data required to support an sNDA for FINTEPLA in LGS; and the timing of regulatory submissions and meetings or other interactions with regulatory agencies related to FINTEPLA and MT1621. These statements are based on Zogenix’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Zogenix that any of its plans will be achieved. Actual results may differ from those set forth in this release due to the risks and uncertainties inherent in Zogenix’s business, including, without limitation: Zogenix’s ability to successfully launch FINTEPLA in the U.S.; EMA may disagree that existing safety and efficacy data, or Zogenix’s analysis of such data, is sufficient to support marketing approval in Europe; the COVID-19 pandemic may disrupt Zogenix’s business operations, impairing the ability to commercialize FINTEPLA and Zogenix’s ability to generate product revenue; unexpected adverse side effects or inadequate therapeutic efficacy of FINTEPLA that could limit commercialization, or that could result in recalls or product liability claims; additional data from Zogenix’s ongoing studies may contradict or undermine the data reported for LGS; Zogenix may not be successful in executing its sales and marketing strategy for the commercialization of FINTEPLA; Zogenix’s dependence on third parties for the manufacture of FINTEPLA; Zogenix’s ability to achieve and maintain adequate levels of coverage and reimbursement for FINTEPLA; the scope and validity of patent protection or regulatory exclusivity protection for FINTEPLA and Zogenix’s ability to commercialize FINTEPLA without infringing the patent rights of others; and other risks described in Zogenix’s prior press releases as well as in public periodic filings with the U.S. Securities & Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and Zogenix undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement. This caution is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995.
CONTACTS:
Zogenix
Melinda Baker
Senior Director, Corporate Communications
+1 (510) 788-8732
corpcomms@zogenix.com
Investors
Brian Ritchie
Managing Director, LifeSci Advisors LLC
+1 (212) 915-2578
britchie@lifesciadvisors.com
Media
Stefanie Tuck
Vice President, Porter Novelli
+1 (978) 390-1394
stefanie.tuck@porternovelli.com

Zogenix, Inc.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

	June 30, 2020	December 31, 2019
Assets:
Current assets:
Cash and cash equivalents	$136,871	$62,070
Marketable securities	253,378	189,085
Inventory, net	475	—
Prepaid expenses and other current assets	10,833	11,084
Acquisition holdback placed in escrow	25,000	25,000
Total current assets	426,557	287,239
Property and equipment, net	9,300	9,424
Operating lease right-of-use assets	8,266	7,774
Intangible asset	102,500	102,500
Goodwill	6,234	6,234
Other noncurrent assets	2,250	1,079
Total assets	$555,107	$414,250
Liabilities and stockholders’ equity:
Current liabilities:
Accounts payable	$8,518	$7,979
Accrued and other current liabilities	40,176	30,117
Acquisition holdback liability	24,444	24,444
Deferred revenue, current	5,303	5,927
Current portion of operating lease liabilities	1,633	1,322
Current portion of contingent consideration	13,000	25,600
Total current liabilities	93,074	95,389
Deferred revenue, noncurrent	5,768	7,425
Operating lease liabilities, net of current portion	11,022	10,752
Contingent consideration, net of current portion	40,100	38,200
Deferred tax liability	—	17,425
Total liabilities	149,964	169,191
Commitments and contingencies
Stockholders’ equity:
Common stock	55	45
Additional paid-in capital	1,599,047	1,360,092
Accumulated deficit	(1,194,581)	(1,115,457)
Accumulated other comprehensive income	622	379
Total stockholders’ equity	405,143	245,059
Total liabilities and stockholders’ equity	$555,107	$414,250

Zogenix, Inc.
Condensed Consolidated Statements of Operations (Unaudited)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019
Collaboration revenue	$1,032	$1,069	$2,281	$1,069
Operating expenses:
Research and development	34,373	27,096	67,613	51,448
Selling, general and administrative	24,431	15,459	45,749	26,377
Acquired in-process research and development expense	1,500	—	3,000	—
Change in fair value of contingent consideration	12,200	(700)	4,300	2,300
Total operating expenses	72,504	41,855	120,662	80,125
Loss from operations	(71,472)	(40,786)	(118,381)	(79,056)
Other (expense) income, net	(157)	40	19,864	(48)
Interest income	880	2,983	1,968	6,139
Loss before income taxes	(70,749)	(37,763)	(96,549)	(72,965)
Income tax benefit	(17,425)	—	(17,425)	—
Net loss	$(53,324)	$(37,763)	$(79,124)	$(72,965)

Net loss per share, basic and diluted	$(0.96)	$(0.89)	$(1.53)	$(1.72)

Weighted average number of shares used in the calculation of basic and diluted net loss per common share	55,355	42,458	51,770	42,348